                                                                    EXHIBIT 10.3


                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE is made this 15th day of September, 1997 by and between Washington Capital Management, Inc., as Investment Manager for Locals 302 and 612, International Union of Operating Engineers-Employers Construction Industry Retirement Fund, (the "Landlord") and SeaMED Corporation, a Delaware corporation, (the "Tenant").

      WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 10, 1996 (the "Lease"), for approximately 30,000 square feet located in Building "B", Tract 41, Highlands Campus, (the "Premises"), as more fully described in the Lease; and

      WHEREAS, the Tenant and Landlord desire to modify the Base Rent, Premises, Tenant Improvement Allowance, and Core and Shell definition and, modify the Lease accordingly;

      NOW, THEREFORE, consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

      1. Premises. Pursuant to Section 1.03 (Premises) of the Lease, the "Premises" shall be expanded to 40,500 square feet in Building B as outlined on Exhibit A-2, attached hereto and by reference made a part hereof, which shall replace and supersede Exhibit A-1 of the Lease. The Premises shall expand in accordance with the schedule provided in paragraph 2 below unless otherwise accelerated by Tenant as allowed under paragraph 4 below.

      2. Premises Expansion/Rent Schedule. Effective upon the Commencement Date, the Base Rent as set forth for in Section 1.10 of the Lease shall be modified as set forth below:

                     MONTH       PREMISES SF    BASE RENT
                    -------      -----------   -----------
                    1-6            40,500      $ 43,335.00
                    7-12           60,750      $ 65,002.00
                    13-36          81,000      $ 86,670.00
                    37-72          81,000      $ 94,080.00
                    73-108         81,000      $102,156.00
                    109-120        81,000      $110,960.00

      3. Common Expenses. Tenant's share of Common Expenses, as described in
Section 4.02 of the Lease, shall be based upon the Premises square footage as described in the schedule outlined in Paragraph 2 above, or as accelerated by Tenant under paragraph 4 below. Notwithstanding the foregoing Tenant shall pay 100% utility charges (including, without limitation, electricity, gas, water, sewer and garbage) for the entire building from the initial date of occupancy.

      4. Early Expansion. At Tenant's sole option, Tenant may expand the Premises prior to the dates described in Paragraph 2 above. If Tenant wishes to expand ahead of the above schedule, Tenant shall give 10 days written notice to Landlord of the area that Tenant wishes to be added to the Premises and the date of the addition; provided that in no event shall the added space be less than 5,000 square feet. On the date of the expansion, the area included in the Premises, the Base Rent and Tenant's share of Common Expenses shall each be adjusted accordingly. In addition, Landlord's property manager, with prior notice, shall review the Premises on a regular basis and, if in the Landlord's property manager's sole discretion, it is determined that Tenant is using any area outside the then Premises for any purpose other than Temporary Dead Storage (as defined below), then Landlord's property manager shall notify Tenant and adjust the Premises, Base Rent and Tenant's share of Common Expenses accordingly, as of the first day of the current month. For example, if Tenant expands the Premises by using additional areas without notifying the Landlord, and if the property manager first notices it on May 15, the Premises shall be expanded in relation to that space (but not less than 5,000 square feet) as of May 1. The retroactive increase in Base Rent and other charges shall be paid by Tenant within 10 days after Tenant receives the invoices. Notwithstanding, the foregoing from time to time and on a temporary basis only, Tenant may use portions of the Building outside the Premises for the sole purposes of dead storage of boxes, unused equipment and unused furniture ("Temporary Dead Storage"). Any other use of space beyond the scheduled Premises which involves more than Temporary Dead Storage shall be construed as use which causes the Premises to be automatically expanded. The Premises shall be expanded in increments of not less than 5,000 square feet regardless of whether Tenant is using all of that area. Tenant reserves the right to vacate the early expanded premises in the event that Landlord and Tenant are in disagreement with respect to the size of the early expanded premises.

      5. Deleted Provisions. The following paragraphs of the Lease are hereby terminated and of no further force and effect:

            1)    Section 1.06

            2)    Article Seventeen:  Right to Lease Entire Building

            3)    Article Eighteen:  Right of First Opportunity

      6. Security Deposit. On or before the date that the Premises are expanded to 60,750 square feet, Tenant shall increase the Security Deposit to $65,000. On or before the date that the Premises are expanded to 81,000 square feet, Tenant shall increase the Security Deposit to $86,000.

      7. Modified Provisions. Paragraph F (Tenant Improvement Allowance), Paragraph G (Reduction in Base Rent for Tenant Improvement Savings), Paragraph H (Increase in Base Rent for Additional Allowance), Paragraph I (Funding for Tenant Improvements in Excess of $840,000) of Exhibit B (Landlord's Work) of the Lease shall be replaced with the following:

            F. Tenant Improvement Allowance. Landlord shall provide a tenant improvement allowance of $2,340,000 (inclusive of construction costs, sales tax, permit fees and architectural fees) for improvements to the Premises above the Core and Shell (the "Tenant

Improvements"). At Tenant's option, Landlord shall provide an additional allowance of up to $160,000 (the "Additional Allowance"). The Additional Allowance shall be amortized over the Lease Term as set forth in Paragraph H below. Unless otherwise agreed by Landlord and Tenant, all tenant improvements shall be competitively bid by at least two (2) union subcontractors mutually agreed upon by Landlord and Tenant.

            G. Reduction in Base Rent for Tenant Improvement Savings. If the cost of the Tenant Improvements is less than $2,340,000, then the Base Rent shall be reduced using the formula set forth below:

                  ABR = BR- [CS X 10%)/12]
                  ABR = Adjusted Base Rent
                  BR = Base Rent set forth in Paragraph 2 of this Amendment
                  CS = Cost Savings ($2,340,000 minus actual cost of the Tenant
                       Improvements)

            H. Increase in Base Rent for Additional Allowance. If Tenant utilizes part or all of the Additional Allowance, the monthly Base Rent shall be increased by an amount equal to what the monthly payment would be on a 10 year loan at 11 percent with a principal balance of the cost of additional Tenant Improvements funded by Landlord.

            I. Funding of Tenant Improvements in Excess of $2,500,000. If Tenant requests Tenant Improvements in excess of $2,500,000, Landlord agrees to construct the additional Tenant Improvements provided that Tenant shall be solely responsible for the cost of such work and Tenant will fund those costs prorata as the payments are due to the contractor. Landlord's share of each payment to the contractor for Tenant Improvements shall be the fraction of the numerator which is $2,500,000, and the denominator is the estimate by the contractor of the actual cost of the Tenant Improvements and Tenant shall pay the remainder. For example, if the contractor estimates that a particular additional improvement shall cost $300,000, Landlord shall pay 89.3% of each invoice, and Tenant shall pay the remainder. When the Tenant Improvements have been completed and final numbers are available, appropriate adjustments shall be made to the amounts previously paid by Landlord and Tenant so that Landlord has paid $2,500,000 and Tenant has paid the balance.

      8. Core and Shell. Schedule 2, attached hereto and by reference made a part hereof, shall replace and supersede Schedule 1 of the Lease.
Notwithstanding anything to the contrary in the Lease or Amendment, Schedule 2 shall define the Core and Shell ("Core and Shell") and the limits of Landlord's Work.

      9. Authorization. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this First Amendment to Lease and that each undersigned officer has been duly authorized and instructed to execute this First Amendment To Lease.

      10. No Other Modifications. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.


LANDLORD                                  TENANT

Washington Capital Management,            SeaMED Corporation,  a Delaware
Inc., as Investment Manager of            corporation
Locals 302 and 612, International
Union of Operating Engineers
Employers construction Industry           By:       /s/ DON RICH
Retirement Fund.                                --------------------------------
                                          Its:    Sr. VP, Operations
                                                --------------------------------
By:           [signature]                 Date:        9-19-97
       --------------------------------         --------------------------------
Its:
       --------------------------------
Date:           9-23-97
       --------------------------------

STATE OF WASHINGTON     )
                        ) ss.
County of KING          )

      On this 19 day of September, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Don Rich, to me known to be the person who signed as VP of SeaMed, voluntary act and deed of such party for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                                         [SIGNATURE]
                                          --------------------------------------
                                          NOTARY PUBLIC,
                                          residing at Bellevue
                                          My appointment Expires 1/18/2001


STATE OF WASHINGTON     )
                        ) ss.
County of KING          )

      On this 23d day of September, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Michael S. Barnes, to me known to be the person who signed as VP of Washington Capital Management, voluntary act and deed of such party for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                                        [SIGNATURE]
                                          --------------------------------------
                                          NOTARY PUBLIC,
                                          residing at Seattle
                                          My appointment Expires 4/23/00